Exhibit 21.1

Name	Jurisdiction	Names under which Entity does business
Administradora de Informacion Ltda	Chile
AMG Commercial Ltda.	Brazil
Archirex Iratkezelo, Tanácsadó és Szolgáltató Kft	Hungary
Archivum Commercial Ltda.	Brazil
Berylis Investments Sp z.o.o.	Poland
Britannia Data Management Limited	England & Wales
Custodia de Documentos Limitada	Chile
Custodia S.O.S. SA	Chile
Databox Records Management (Shanghai) Co., Ltd.	Shanghai
Docu Guard Holding Limited	Cyprus
DocuTár Iratrendezo és Tároló Szolgáltató Kft.	Hungary
File Serve S.A.	Peru
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron Mountain Shredding
Horanross Limited	Ireland	Iron Mountain
IM EES Sp. z.o.o.	Poland	Iron Mountain
IMSA Peru SRL	Peru	Iron Mountain
Iron Mountain (Deutschland) Service GmbH	Germany
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain (Ireland) Secure Shredding Limited	Ireland
Iron Mountain (Ireland) Services Limited	Ireland
Iron Mountain (Nederland) Services BV	Netherlands
Iron Mountain (UK) Limited	England & Wales
Iron Mountain (UK) Secure Shredding Limited	England & Wales
Iron Mountain (UK) Services Limited	England & Wales
Iron Mountain Anamnis GDM S.A.S.	France
Iron Mountain Argentina S.A.	Argentina	Iron Mountain

Iron Mountain Arsivleme Hizmetleri AS	Turkey	Iron Mountain
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Australia Holdings Pty Ltd.	Australia
Iron Mountain Australia Property Holdings Pty Ltd	Australia
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Australia Secure Shredding Pty Ltd	Australia
Iron Mountain Australia Services Pty Ltd	Australia
Iron Mountain Austria Archivierung Gmbh	Austria	Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain BPM International S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain BPM SPRL	Belgium
Iron Mountain Canada Operations ULC	British Columbia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CIS LLC	Russian Federation	Iron Mountain
Iron Mountain Colombia Services S.A.S.	Colombia
Iron Mountain Colombia, S.A.S.	Colombia
Iron Mountain d.o.o. Beograd	Serbia
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain DIMS Limited	England & Wales
Iron Mountain do Brasil Ltda	Brazil	Iron Mountain
Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Espana SA	Spain	Iron Mountain
Iron Mountain (España) Services, S.L	Spain
Iron Mountain Europe (Group) Limited	England & Wales
Iron Mountain Europe Limited	England & Wales
Iron Mountain France S.A.S.	France	Iron Mountain
Iron Mountain Fulfillment Services, Inc.	Delaware	Iron Mountain Fulfillment Services
Iron Mountain Global Holdings, Inc.	Delaware
Iron Mountain Global LLC	Delaware
Iron Mountain Global Luxembourg S.a.r.l.	Grand Duchy of Luxembourg

Iron Mountain Group (Europe) Limited	England & Wales
Iron Mountain Hellas SA	Greece
Iron Mountain Holdings (Europe) Limited	England & Wales
Iron Mountain Holdings (France) SNC	France
Iron Mountain Holdings Group, Inc.	Delaware
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain India Holdings	Mauritius
Iron Mountain India Private Limited	India
Iron Mountain Information Management Services Canada, Inc.	British Columbia
Iron Mountain Information Management Services, Inc.	Delaware
Iron Mountain Information Management, LLC	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain International (Holdings) Limited	England & Wales
Iron Mountain International Holdings B.V.	Netherlands
Iron Mountain Ireland Holdings Limited	Ireland
Iron Mountain Ireland Limited	Ireland
Iron Mountain Latin America Holdings, Sociedad Limitada	Spain
Iron Mountain Luxembourg S.a.r.l	Grand Duchy of Luxembourg
Iron Mountain Luxembourg Services S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Luxembourg Services S.a.r.l., Luxembourg, Schafhausen branch	Switzerland
Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft.	Hungary
Iron Mountain Management Services GmbH	Switzerland
Iron Mountain Mayflower Limited	England & Wales	Iron Mountain
Iron Mountain MDM Limited	England & Wales
Iron Mountain Mexico Holding S de RL de CV	Mexico
Iron Mountain Mexico Servicios, S. de R.L. de C.V.	Mexico
Iron Mountain Mexico, S. de R.L. de C.V.	Mexico

Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Panama, S.A.	Panama
Iron Mountain Participations S.A.	France	Iron Mountain
Iron Mountain Peru S.A.	Peru
Iron Mountain PLE Limited	England & Wales
Iron Mountain Poland Holdings Limited	Cyprus
Iron Mountain Polska Sp. z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain Secure Shredding Canada, Inc.	British Columbia
Iron Mountain Secure Shredding Limited	England & Wales
Iron Mountain Secure Shredding, Inc.	Delaware
Iron Mountain Services Private Limited	India
Iron Mountain Shanghai Co Ltd	China
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia, s.r.o.	Slovakia
Iron Mountain South America S.à r.l. f/k/a Iron Mountain South America Ltd.	Luxembourg	Iron Mountain
Iron Mountain Southeast Asia Holdings Limited	Hong Kong
Iron Mountain SRL	Romania
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain UK Services (Holdings) Limited	England & Wales
Iron Mountain Ukraine LLC	Ukraine
Iron Mountain US Holdings, Inc.	Delaware
Jin Shan Limited	Hong Kong
Kestrel Data Services Limited	England & Wales
Marshgate Morangis S.a.r.l.	Grand Duchy of Luxembourg
Mountain Reserve III, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
Record Data Limited	Ireland

Secure Paper Services Pty Ltd	Australia
Silver Sky Limited	Jersey
Sispace AG	Switzerland	Iron Mountain
Storbox SA	Chile	Iron Mountain
The Imaging Centre Pty Ltd	Australia
Upper Providence Venture I, L.P.	Pennsylvania	Iron Mountain
Venues Australia Pty Ltd	Australia